EXHIBIT A


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                      Funds                              Effective Date
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FIRST TRUST PREFERRED SECURITIES AND INCOME ETF         FEBRUARY 1, 2013
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FIRST TRUST MANAGED MUNICIPAL ETF                         APRIL 3, 2014
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FIRST TRUST LONG/SHORT EQUITY ETF                        AUGUST 26, 2014
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